UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2022

The Crypto Company

(Exact name of registrant as specified in its charter)

Nevada	000-55726	46-4212105
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23823 Malibu Road, #50477, Malibu, CA	90265
(Address of principal executive offices)	(Zip Code)

(424) 228-9955

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

AJB Capital Investments Loan

Effective January 13, 2022, The Crypto Company (the “Company”) borrowed funds pursuant to the terms of a Securities Purchase Agreement (the “AJB SPA”) entered into with AJB Capital Investments, LLC (“AJB”), and issued a Promissory Note in the principal amount of $750,000 (the “AJB Note”) to AJB in a private transaction for a purchase price of $675,000 (giving effect to a 10% original issue discount). In connection with the sale of the AJB Note, the Company also paid certain fees and due diligence costs of AJB and brokerage fees to J.H. Darbie & Co., a registered broker-dealer. After payment of the fees and costs, the net proceeds to the Company were $655,250, which will be used for working capital, to fund potential acquisitions or other forms of strategic relationships, and other general corporate purposes.

The maturity date of the AJB Note is July 12, 2022, but it may be extended for six months upon the consent of AJB and the Company. The AJB Note bears interest at 10% per year, and principal and accrued interest is due on the maturity date. The Company may prepay the AJB Note at any time without penalty. Under the terms of the AJB Note, the Company may not sell a significant portion of its assets without the approval of AJB, may not issue additional debt that is not subordinate to AJB, must comply with the Company’s reporting requirements under the Securities Exchange Act of 1934, and must maintain the listing of the Company’s common stock on the OTC Market or other exchange, among other restrictions and requirements. The Company’s failure to make required payments under the AJB Note or to comply with any of these covenants, among other matters, would constitute an event of default. Upon an event of default under the AJB SPA or AJB Note, the AJB Note will bear interest at 18%, AJB may immediately accelerate the AJB Note due date, AJB may convert the amount outstanding under the AJB Note into shares of Company common stock at a discount to the market price of the stock, and AJB will be entitled to its costs of collection, among other penalties and remedies.

The Company provided various representations, warranties, and covenants to AJB in the AJB SPA. The Company’s breach of any representation or warranty, or failure to comply with the covenants would constitute an event of default. Also pursuant to the AJB SPA, the Company paid AJB a commitment fee of 125,000 unregistered shares of the Company’s common stock (the “commitment fee shares”). If, after the sixth month anniversary of closing and before the thirty-sixth month anniversary of closing, AJB has been unable to sell the commitment fee shares for $375,000, then the Company may be required to issue additional shares or pay cash in the amount of the shortfall. However, if the Company pays the AJB Note off before July 12, 2022, then the Company may redeem 62,500 of the commitment fee shares for one dollar. Pursuant to the AJB SPA, the Company also issued to AJB a common stock purchase warrant (the “warrant”) to purchase 500,000 shares of the Company’s common stock for $5.25 per share. The warrant expires on January 12, 2025. The warrant also includes various covenants of the Company for the benefit of the warrant holder and includes a beneficial ownership limitation on the holder that, in certain circumstances, may serve to restrict the holder’s right to exercise the warrant. The Company also entered into a Security Agreement with AJB pursuant to which the Company granted to AJB a security interest in substantially all of the Company’s assets to secure the Company’ obligations under the AJB SPA, AJB Note and warrant.

The offer and sale of the AJB Note and the warrant was made in a private transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), in reliance on exemptions afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder.

Sixth Street Lending Loan

Effective January 18, 2022, the Company borrowed funds pursuant to a Securities Purchase Agreement (the “Sixth Street SPA”) entered into with Sixth Street Lending, LLC (“Sixth Street”) and issued a Promissory Note in the principal amount of $116,200 (the “Sixth Street Note”) to Sixth Street in a private transaction to for a purchase price of $103,750 (giving effect to an original issue discount). The Company agreed to various covenants in the Sixth Street SPA. After payment of the fees, the net proceeds to the Company were $100,000, which will be used for working capital and other general corporate purposes.

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The Sixth Street Note has a maturity date of January 13, 2023 and the Company has agreed to pay interest on the unpaid principal balance of the Sixth Street Note at the rate of twelve percent (12.0%) per annum from the date on which the Sixth Street Note was issued until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. Payments are due monthly, beginning in the end of February 2022. The Company has the right to prepay the Sixth Street Note in accordance with the terms set forth in the Sixth Street Note.

Following an event of default, and subject to certain limitations, the outstanding amount of the Sixth Street Note may be converted into shares of Company common stock. Amounts due under the Sixth Street Note would be converted into shares of the Company’s common stock at a conversion price equal to 75% of the lowest trading price with a 10-day lookback immediately preceding the date of conversion. In addition, upon the occurrence and during the continuation of an event of default the Sixth Street Note will become immediately due and payable and the Company shall pay to Sixth Street, in full satisfaction of its obligations thereunder, additional amounts as set forth in the Sixth Street Note. In no event may Sixth Street effect a conversion if such conversion, along with all other shares of Company common stock beneficially owned by Sixth Street and its affiliates would exceed 4.99% of the outstanding shares of Company common stock.

The offer and sale of the Sixth Street Note to Sixth Street was made in a private transaction exempt from the registration requirements of the Securities Act in reliance on exemptions afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth under Item 1.01 is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CRYPTO COMPANY
Date: January 20, 2022
	By:	/s/ Ron Levy
	Name:	Ron Levy
	Title:	Chief Executive Officer, Chief Operating Officer and Secretary

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